EXHIBIT 10.15

RETIREMENT SEPARATION AGREEMENT AND GENERAL RELEASE

This Retirement Separation Agreement and General Release is made and entered into by and between MACROPORE INC. and MICHAEL J. SIMPSON.

WHEREAS, MICHAEL J. SIMPSON has been employed by MACROPORE INC. as its President since  September 1, 1998.

WHEREAS, MICHAEL J. SIMPSON has decided to retire from employment as President of MACROPORE INC. effective April 1, 2002.

WHEREAS, MICHAEL J. SIMPSON and MACROPORE INC. desire that MICHAEL J. SIMPSON continue to serve as a Director of MACROPORE INC.;

WHEREAS, MACROPORE INC. and MICHAEL J. SIMPSON do not believe that there are or will be any disputes between them or legal claims arising from MICHAEL J. SIMPSON’S retirement from MACROPORE INC., but nevertheless desire to ensure a completely amicable end to that relationship and to fully and finally settle any and all differences or claims that might otherwise arise out of MICHAEL J. SIMPSON’S retirement.

NOW, THEREFORE, in consideration of the mutual promises contained herein, it is agreed as follows:

1.                                      Retirement From Employment Relationship. The employment relationship between MACROPORE INC. and MICHAEL J. SIMPSON shall cease effective April 1, 2002 and the payment of any sums, pursuant to this Agreement, after April 1, 2002, shall not be considered to be wages. MACROPORE INC. shall, however, withhold the ordinary and customary federal and state taxes and withholdings to such extent as required by law.

2.                                    Consideration.  In consideration of this Agreement and Release, MACROPORE INC. agrees to pay MICHAEL J. SIMPSON a sum of $20,000 per month for a total of nine months, commencing on April 1, 2002 (total $180,000) less standard tax and withholding requirements.  MACROPORE, INC. agrees that the outstanding stock option grants to MICHAEL J. SIMPSON shall be treated as described on Exhibit “1” which is attached hereto and fully incorporated into this agreement. The total number of options that are fully vested for each category are found in Column K. All other options are cancelled. The exercise period for the options in column K are extended to coincide with the original ten year term and expire as listed in column B.

3.                                      Additional consideration.  MACROPORE, INC. agrees to pay the premiums for the continuation of MICHAEL J. SIMPSON’S medical insurance for the period April 1, 2002 through December 31, 2002  (See also 9.) MACROPORE, INC. also agrees to continue payment of MICHAEL J. SIMPSON’S long term and supplemental life insurance policies through December 31, 2002. In addition, MICHAEL J. SIMPSON will be given title to his current MacroPore personal computer, printer and fax machine.

4.                                    Confidentiality.  Each party agrees to keep the facts and terms of this Retirement Separation Agreement and General Release in strict confidence and refrain from making any negative or critical remarks about the other party. Except for litigation relating to the breach or enforcement of this agreement, this agreement shall not be admissible in any legal proceeding.

5.                                    References.  MICHAEL J. SIMPSON agrees that any requests for references will be directed to CHRISTOPHER J. CALHOUN. MACROPORE INC. agrees that in response to such reference requests, that only positive references will be provided. MACROPORE INC. will not be liable with respect to any requests for references that are directed to anyone other than CHRISTOPHER J. CALHOUN.

6.                                      Release of Claims.  In consideration of the payment of money (as specified in #2 and #3 above) by MACROPORE INC. and all other promises contained herein, and as a material inducement to MACROPORE INC. to enter this agreement, MICHAEL J. SIMPSON hereby irrevocably and unconditionally releases, acquits, and forever discharges MACROPORE INC. and its assigns, agents, directors, officers, employees, representatives, attorneys, parent companies, divisions, subsidiaries, affiliates (and agents, directors, officers, employees, representatives, and attorneys of such parent companies, divisions, subsidiaries, and affiliates), and all persons acting by, through, under, or in concert with any of them (hereinafter ‘the Releasees’), from any and all claims, demands, or liabilities whatsoever, whether known or unknown or suspected to exist by MICHAEL J. SIMPSON which MICHAEL J. SIMPSON ever had or may now have against the Releasees, or any of them, including, without limitation, any claims, demands, or liabilities (including attorneys’ fees and costs actually incurred) in connection with MICHAEL J. SIMPSON’S employment and retirement from such employment. This release expressly covers, but is not limited to, any claims that MICHAEL J. SIMPSON may have raised under any state or federal law prohibiting discrimination in employment on the basis of age or on any other basis prohibited by law.

7.                                      California Civil Code Section 1542 Waiver.  MICHAEL J. SIMPSON expressly acknowledges and agrees that all rights under Section 1542 of the California Civil Code are expressly waived.  That section provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

8.                                      Employer Property And Trade Secrets.  MICHAEL J. SIMPSON will return to MACROPORE INC. all of the MACROPORE INC. teleconference equipment currently in his possession.

MICHAEL J. SIMPSON  further agrees never to disclose to any person or entity any confidential or proprietary information of or about MACROPORE INC., except upon the express authorization and consent of MACROPORE INC.

9.                                      COBRA.  MICHAEL J. SIMPSON hereby acknowledges that MACROPORE INC. has advised him that pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) He has a right to elect continued coverage under MACROPORE INC. group health plan for a period of eighteen months from the date of his retirement.

MACROPORE, INC. has agreed to pay the COBRA premiums From April 1, 2002 to December 31, 2002.

10.                               No Admission Of Wrongdoing. This Agreement shall not in any way be construed as an admission by the released parties of any acts of wrongdoing whatsoever against MICHAEL J. SIMPSON or any other person.

11.                               Retention As Director of MACROPORE INC.  MICHAEL J. SIMPSON shall continue to serve as a Director of MACROPORE INC. indefinitely, subject to:  re-election by the shareholders of MACROPORE INC., his personal desire to continue serving in such capacity, and any future decision of the Board of Directors to the contrary.

12.                               Entire Agreement. This Agreement and Release sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof.

13.                             Venue. Any proceeding brought to enforce this agreement shall be brought in San Diego Co., CA.

14.                               Construction.  If any provision herein shall be deemed void, invalid, unenforceable, or otherwise stricken, in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable. The parties hereby agree to substitute a valid provision that will most closely approximate the economic/legal effect and intent or the invalid provision. The parties agree to execute any additional documents that may reasonably be necessary to effectuate the purposes of this agreement.

I HAVE READ AND CAREFULLY CONSIDERED THIS RETIREMENT SEPARATION AGREEMENT AND GENERAL RELEASE, AND HAVE HAD AN OPPORTUNITY TO ASK QUESTIONS ABOUT IT AND HAVE HAD MY QUESTIONS ANSWERED. FURTHER, MACROPORE INC. HAS INDICATED THAT I AM FREE TO DISCUSS THIS AGREEMENT WITH MY FAMILY AND MY ATTORNEY PRIOR TO SIGNING. I AM SIGNING THIS AGREEMENT FREELY AND VOLUNTARILY.

Signed:	/s/ MICHAEL J. SIMPSON	Date:	April, 1,2002
MICHAEL J. SIMPSON

MACROPORE INC.

Signed:	/s/ CHRISTOPHER J. CALHOUN	Date:	April, 1,2002
CHRISTOPHER J. CALHOUN

EXHIBIT 1

Michael J. Simpson

Grant Date	Expiration Date	Plan ID	Grant Type	Option Price	Options Granted	Options Granted	Options Exercised	Options Outstanding Before Modification	Options Not Modified	Options Outstanding After Modification
				A1		A	B	A-B=C	D	C-D=F

7/15/1998	7/15/2008	1997	Incentive	$0.15	220,000	220,000	174,164	45,836	—	45,836

1/1/1999	1/1/2009	1997	Incentive	$0.15	55,000	55,000	36,665	18,335	—	18,335

1/1/2000	1/1/2010	1997	Non-qualified	$3.00	68,750	38,626	—	38,626	—	38,626
1/1/2000	1/1/2010	1997	Incentive	$3.00		30,124	—	30,124	—	30,124

1/3/2001	1/3/2011	1997	Non-qualified	$7.06	100,000	100,000	—	100,000	35,834	64,166

2/8/2002	2/8/2012	1997	Non-qualified	$3.09	110,000	110,000	—	110,000	85,000	25,000

					553,750	553,750	210,829	342,921	120,834	222,087